                                                                   Exhibit 10.40

                               PURCHASE AGREEMENT

      THIS PURCHASE AGREEMENT ("Agreement") is made as of the 31st day of December, 2002, by and between VORNADO CRESCENT CARTHAGE AND KC QUARRY L.L.C., a Delaware limited liability company ("Purchaser"), and AMERICOLD LOGISTICS, LLC, a Delaware limited liability company ("Seller").

                              W I T N E S S E T H:

      WHEREAS, Seller owns certain land, mining facilities, equipment and operations in Kansas City, Kansas and Carthage, Missouri, through certain wholly owned limited liability companies as described and defined herein as the "Quarry Companies"; and

      WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, all of the membership interests owned by Seller in the Quarry Companies, pursuant to the terms of this Agreement; and

      WHEREAS, the parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the consummation of the transactions contemplated herein and certain additional agreements related thereto.

      NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE 1
                    PURCHASE AND SALE OF MEMBERSHIP INTERESTS

      1.1 ASSETS TO BE ACQUIRED. Subject to and upon the terms and conditions set forth herein, Purchaser hereby agrees to purchase from Seller, and Seller hereby agrees to sell, transfer and assign to Purchaser all of Seller's membership interest in and to Carmar Industries, L.L.C., a Missouri limited liability company ("Carmar"); all of Seller's membership interest in and to Inland Quarries, L.L.C., a Delaware limited liability company ("Inland Quarries"); and all of Seller's membership interest in and to VC Carthage, L.L.C., a Delaware limited liability company ("VC Carthage"). The membership interests in Carmar, Inland Quarries and VC Carthage shall be referred to herein as the "Purchased Assets." Carmar, Inland Quarries and VC Carthage are referred to collectively herein as the "Quarry Companies."

      1.2 EXCLUDED ASSETS. Notwithstanding anything in Section 1.1 hereof to the contrary, Purchaser and Seller do not intend to transfer or convey from Seller to Purchaser the following:

            (a) The parties intend to exclude from the Purchased Assets certain parcels of land located in Kansas City, Kansas along Inland Drive on which Seller operates certain surface parking/storage lots (the "KC Parking Lots") as described in the Appraisal Report by Mattes Appraisal Company, Inc. dated March 1, 2002 and addressed to Seller. It is the mutual understanding of Purchaser and Seller that the KC Parking Lots are owned by KC Underground, L.L.C. (which is a subsidiary of Seller) and the lots are not located on any land owned by Inland Quarries. In the event a subsequent survey of the KC Parking Lots indicates that any material portion of such lots is located on land owned by Inland Quarries then Purchaser and Seller shall work together in good faith to assure that all of the land used for the KC Parking Lots is retained by Seller.

            (b) The parties intend to exclude from the Purchased Assets all of the accounts receivable owned by the Quarry Companies or relating to the business operated by the Quarry Companies (collectively, the "2002 Receivables"). In order to document Seller's retention of the 2002 Receivables, each of the Quarry Companies shall execute and deliver to Seller an assignment of accounts receivable prior to the Closing and effective as of the Closing Date. As a portion of the consideration for such assignment of the 2002 Receivables to Seller, Seller shall assume all of the accounts payable of the Quarry Companies existing as of the Closing Date.

      1.3 CONVEYANCE OF ASSETS. The conveyance, transfer and delivery of the Purchased Assets shall be made by Seller and accepted by Purchaser as of the Closing Date (as hereafter defined) as follows:

            (c) Seller shall execute and deliver to Purchaser an assignment of membership interest for each of the Quarry Companies in the form of Exhibit 1.2(a) attached hereto and made a part hereof (the "Assignment of Membership Interest");

            (d) Seller shall execute and deliver such additional instruments of sale, transfer, conveyance and assignment as of the Closing Date as counsel to Purchaser shall reasonably deem necessary or appropriate to transfer the Purchased Assets to Purchaser.

      1.4 CLOSING. The closing of the transaction contemplated herein (the "Closing") shall occur effective as of December 31, 2002 (such date to be herein referred to as the "Closing Date") and shall take place at the offices of Arnall Golden Gregory LLP or by the exchange of documents and instruments by mail, courier, telecopy and wire transfer to the extent mutually acceptable to the parties hereto upon compliance with the terms, conditions and contingencies contained herein. All computations, adjustments, and transfers for the purposes hereof shall be effective as 11:59 p.m. on the Closing Date.

                                   ARTICLE 2
                                 PURCHASE PRICE

      2.1 PURCHASE PRICE. The purchase price to be paid to Seller at Closing for the Purchased Assets shall be $20,000,000 (the "Purchase Price") and shall be payable as follows:

            (a) $8,928,548.16 in cash,

            (b) $11,071,451.84 in cancellation of debt owed to Purchaser representing:

                  (i) $2,009,332.78 under the Amended and Restated Promissory
            Note, dated as of August 22, 2000, effective as of July 22, 2000, in the original principal amount of $2,000,000, made by Seller to Crescent Real Estate Equities Limited Partnership ("Crescent"), as amended by that certain First Allonge and Amendment to Promissory Note, effective as of January 15, 2001, that certain Reaffirmation of Promissory Note, effective as of June 6, 2001, that certain Assignment and Assumption Agreement, effective as of December 31, 2001, that certain Second Allonge and Amendment to


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

            Promissory Note, effective as of March 11, 2002, and that certain Assignment and Assumption Agreement, effective as of December 31, 2002;

                  (ii) $3,515,166.64 under the Promissory Note, dated as of June
            6, 2001, in the original principal amount of $3,500,000, made by Seller, Inland Quarries, VC Carthage and KC Underground, L.L.C. to Crescent, as amended by that certain Assignment and Assumption Agreement, effective as of December 31, 2001, that certain First Allonge and Amendment to Promissory Note, effective as of March 11, 2002, and that certain assignment and Assumption Agreement, effective as of December 31, 2002; and

                  (iii) $5,546,952.42 under the Promissory Note, dated as of
            June 6, 2001, in the original principal amount of $6,500,000, made by Seller to Crescent, as amended by that certain Assignment and Assumption Agreement, effective as of December 31, 2001, that certain First Allonge and Amendment to Promissory Note, effective as of March 11, 2002, and that certain Assignment and Assumption Agreement, effective as of December 31, 2002.

                                   ARTICLE 3
                              ADDITIONAL COVENANTS

      3.1 ALLOCATION OF PURCHASE PRICE AMONG PURCHASED ASSETS. The Purchase Price shall be allocated for tax purposes among the Purchased Assets as mutually agreed to by Purchaser and Seller and set forth on Schedule 3.1 attached hereto. Seller and Purchaser agree that they will prepare and file any notice or other filing required pursuant to Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and that any such notices or filings will be prepared based upon such tax allocation of the Purchase Price. Purchaser agrees to send to Seller a completed copy of its Form 8594 ("Asset Acquisition Statement under Section 1060") with respect to this transaction prior to filing such form with the Internal Revenue Service.

      3.2 TAX MATTERS.

            (a) As used in this Agreement, the following terms have the specified meanings:

                  (i) "Tax Authority" shall mean any United States federal, foreign, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any taxing authority or any other authority exercising tax regulatory authority.

                  (ii) "Tax Return" shall mean any return, amended return, estimated return, information return and statement (including any related or supporting information) filed or to be filed with any Tax Authority in connection with the determination, assessment, collection or administration of any Tax.

                  (iii) "Tax(es)" shall mean all taxes, charges, fees, interest, fines, penalties, additions to tax or other assessments, including without limitation, income, excise, environmental, property, sales, gross receipts, gains, transfer, occupation, privilege, employment (including social security and unemployment), use, value added, capital stock or surplus, franchise taxes, advance


                                      -3-
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corporate tax and customs duties imposed by any Tax Authority, payable by Seller or relating to or chargeable against Seller's assets, revenues or income.

            (b) Seller shall be solely responsible for and shall pay, without any cost to the Purchaser (i) any and all Taxes for which Seller or the Quarry Companies are or may be liable, arising from Seller's activities or ownership of the Purchased Assets prior to Closing or arising from the Quarry Companies activities or ownership of their respective assets prior to Closing (regardless of whether the filing of any Tax Return with respect thereto or payment of any amount in respect thereof is filed, paid or due prior to, on or after the Closing Date), and (ii) any Taxes with respect to the acquisition by Purchaser from Seller of the Purchased Assets, and all other Taxes, if any, imposed by any Tax Authority on Seller and assessed in connection with, on account of or resulting from the consummation of the transfer of the Purchased Assets to the Purchaser.

            (c) Except as otherwise provided in this Agreement, the parties hereby agree that each of them shall cooperate with the other in executing or causing to be executed any required document and by making available to the other all work papers, records and notes of any kind at all reasonable times for the purpose of allowing the appropriate party to complete Tax Returns, participate in a proceeding, obtain refunds, make any determination required under this Agreement or defend or prosecute Tax claims. Notwithstanding anything to the contrary contained herein, Seller shall have sole and exclusive responsibility and authority to prepare and file all Tax Returns concerning Seller related activities occurring prior to the Closing, including, without limitation, its operation of the Quarry Companies and its ownership of the Purchased Assets (regardless of when such return is filed). Purchaser shall be given copies of any such return related to the Quarry Companies and the Purchased Assets filed by Seller.

      3.3 TRANSACTION EXPENSES. All of the expenses incurred by Purchaser in connection with the authorization, negotiation, preparation, execution and performance of this Agreement and other agreements referred to herein and the consummation of the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, brokers, counsel and accountants for Purchaser, shall be paid by Purchaser ("Purchaser Transaction Expenses"). All expenses incurred by the Seller in connection with the authorization, negotiation, preparation, execution and performance of this Agreement and the other agreements referred to herein and the consummation of the transactions contemplated hereby, including without limitation, all fees and expenses of agents, representatives, brokers, counsel and accountants, shall be paid by the Seller ("Seller Transaction Expenses").

      3.4 ACCESS TO BOOKS AND RECORDS. After the Closing, Purchaser shall preserve all of the records and books pertaining to the Quarry Companies relating to the period prior to Closing until the later of (a) the longest time period prescribed by any relevant Tax Authority for the retention of supporting documentation for Tax Returns for periods beginning prior to the Closing Date, and regardless of whether such periods end before or after the Closing Date or
(b) the seventh anniversary of the Closing Date, and, until such time, make them available, during normal business hours, to Seller and its designees, counsel, accountants, and others authorized by them for inspection and the making of copies thereof.

      3.5 OPERATION IN ORDINARY COURSE. Seller shall operate the Quarry Companies in the ordinary course through the Closing Date. Seller shall be responsible for repairing, at Seller's expense, the damage to the Hopper in the Fine Grind area at the Carthage, Missouri quarry facilities that was caused by a railroad car derailment in December 2002.


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

                                   ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF SELLER

      In order to induce the Purchaser to enter into this Agreement and consummate the transactions contemplated hereby, Seller represents and warrants to the Purchaser as follows, each of which warranties and representations is material to and relied upon by the Purchaser.

      4.1 ORGANIZATION AND AUTHORITY OF SELLER. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has all necessary power and authority to own, lease and operate its properties and conduct its business as it is currently being conducted.

      4.2 POWER AND AUTHORITY; DUE AUTHORIZATION. Seller has full power and authority to execute and deliver this Agreement and each of the Transaction Documents to which Seller is or will be a party and to consummate the transactions contemplated hereby. "Transaction Documents" means each of the agreements, documents and instruments referenced in this Agreement to be executed and delivered by Seller. Prior to the Closing, Seller shall have duly approved and authorized the execution and delivery of this Agreement and each of the Transaction Documents to which Seller is or will be a party and the consummation of the transactions contemplated hereby and thereby, and no other proceedings shall then be necessary. Assuming that this Agreement and each of the Transaction Documents to which Purchaser is a party constitutes a valid and binding agreement of the Purchaser, this Agreement and each of the Transaction Documents constitutes, or will constitute when executed and delivered, a valid and binding agreement of Seller, in each case enforceable in accordance with its terms, subject to laws of general application in effect affecting creditors' rights and subject to the exercise of judicial discretion in accordance with general equitable principles.

      4.3 OWNERSHIP OF THE PURCHASED ASSETS. The Purchased Assets, representing a 100% ownership interest in the Quarry Companies, are owned beneficially and of record by the Seller free and clear of any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind other than those in favor of Purchaser or its affiliates.

      4.4 NO CONFLICTS. The execution and delivery by the Seller of this Agreement does not, and the execution and delivery by the Seller of the Transaction Documents to which it is or will become a party, the performance by the Seller of its obligations under this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not:

            (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of organization or operating agreement of the Seller,

            (b) conflict with or result in a violation or breach of any term or provision of any laws, statutes, rules, regulations, ordinances, other pronouncements having the effect of law, writs, judgments, decrees, injunctions or similar orders of any governmental entity, applicable to the Seller or the Purchased Assets, or

            (c) (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, or
(iii) require the Seller to obtain any consent, approval or action of, make any filing with or give any notice to any person (other than the

Purchaser) as a result or under the terms of, any agreement or license to which the Seller is a party or by which the Purchased Assets are bound.

      4.5 TAX MATTERS. Seller and each of the Quarry Companies have correctly and timely filed all Tax Returns required by law to be filed on or before the date of this Agreement and shall correctly and timely file all Tax Returns required by law to be filed on or prior to the Closing Date. All such Tax Returns are true, correct and complete in all respects, and all amounts shown as owing thereon have been timely paid. No penalties, interest or other charges are or will be due with respect to the late filing of any such Tax Returns. Seller and each of the Quarry Companies have made all estimated Tax payments required to be made under the Code. Each of the Quarry Companies is treated for United States federal income tax purposes as a disregarded entity. There are no liens for unpaid Taxes on any of the Purchased Assets or the assets of any of the Quarry Companies.

      4.6 LITIGATION. To Seller's knowledge, without inquiry, there is not (i) any material claim, legal action, suit, arbitration, governmental investigation or other legal or administrative proceeding affecting the delivery of the Purchased Assets as required hereunder or (ii) order, decree or judgment in progress, pending or in effect or threatened, affecting the delivery of the Purchased Assets as required hereunder and Seller does not know or have reason to know of any basis for the same; except for exceedances of the PM10 standard as documented by Notices of Violation of Missouri State Rule 10 10-6.010, Ambient Air Quality Standards, including, without limitation, notices issued on January 8 and June 20, 2002. Seller shall be responsible, at Seller's expense, for completing the improvements at the Carthage, Missouri quarry facilities in the amount of approximately $115,000 that are contemplated in the Site Evaluation for PM10 Emissions prepared by Landplan Engineering, P.A. dated February 2002.

                                   ARTICLE 5
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

      In order to induce Seller to enter into this Agreement and consummate the transactions contemplated hereby, the Purchaser represents and warrants to Seller as follows, each of which representations and warranties is material to and relied upon by Seller:

      5.1 ORGANIZATION OF THE PURCHASER. The Purchaser is a limited liability company duly organized and validly existing under the laws of the State of Delaware and has the power and authority to own its property and to carry on its business as now being conducted by it.

      5.2 POWER AND AUTHORITY; DUE AUTHORIZATION. The Purchaser has full power and authority to execute and deliver this Agreement and each of the other agreements, documents and instruments referenced in this Agreement to which the Purchaser is or will be a party (the "Purchaser's Transaction Documents") and to consummate the transactions contemplated hereby and thereby. Prior to the Closing, Purchaser shall have duly approved and authorized the execution and delivery of this Agreement and each of the Purchaser's Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and no other proceedings on the part of the Purchaser are necessary to approve and authorize the execution and delivery of this Agreement and such Purchaser's Transaction Documents and the consummation of the transactions contemplated hereby and thereby. Assuming that this Agreement and each of the Purchaser's Transaction Documents to which Seller is a party constitutes a valid and binding agreement of Seller, this Agreement and each of the Purchaser's Transaction Documents constitutes, or will constitute when executed and delivered, a valid and binding agreement of the Purchaser, in each case enforceable in accordance with its terms, subject to laws of


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

general application in effect affecting creditors' rights and subject to the exercise of judicial discretion in accordance with general equitable principles.

      5.3 NO CONFLICTS. The execution and delivery by the Purchaser of this Agreement does not, and the execution and delivery by the Purchaser of the Purchaser's Transaction Documents to which it is or will become a party, the performance by the Purchaser of its obligations under this Agreement and the Purchaser's Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not:

            (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of organization or operating letter agreement of the Purchaser,

            (b) conflict with or result in a violation or breach of any term or provision of any laws, statutes, rules, regulations, ordinances, other pronouncements having the effect of law, writs, judgments, decrees, injunctions or similar orders of any governmental entity, applicable to the Purchaser, or

            (c) (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, or
(iii) require the Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any person (other than the Seller) as a result or under the terms of, any agreement or license to which the Purchaser is a party.

                                   ARTICLE 6
                      CONDITIONS TO PURCHASER'S OBLIGATIONS

      Each and every obligation of the Purchaser under this Agreement to be performed on or prior to the Closing shall be subject to the fulfillment, on or prior to the Closing, of each of the following conditions unless and to the extent any such condition is expressly waived in writing by Purchaser:

      6.1 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties made by Seller in or pursuant to this Agreement or given on its behalf hereunder shall be true and correct in all material respects on and as of the Closing Date.

      6.2 OBLIGATIONS PERFORMED. Seller shall have performed and complied in all material respects with all agreements, conditions and obligations required by this Agreement to be performed or complied with by it prior to or at the Closing.

      6.3 CLOSING DELIVERIES. Seller shall have delivered to Purchaser each of the following, together with any additional items which Purchaser may reasonably request to effect the transactions contemplated herein:

            (a) the Assignment of Membership Interest for each of the Quarry Companies and the other documents and instruments described in Section 1.2 hereof;

            (b) any and all books and records related to the Quarry Companies;


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            (c) written consents from all persons and entities whose consent to the transactions contemplated herein is required, and all such consents shall remain in full force and effect at and as of the Closing; and

            (d) any other documents or agreements contemplated hereby and/or necessary or appropriate to consummate the transactions contemplated hereby.

      6.4 LEGALITY. No federal or state statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority which is in effect and has the effect of making the transactions contemplated herein illegal or otherwise prohibiting the consummation of the transactions contemplated herein.

      6.5 NO CHANGES PRIOR TO CLOSING. After execution of this Agreement and prior to the Closing Date, none of the following shall have occurred:

            (a) damage or destruction in the nature of a casualty loss, whether covered by insurance or not, materially and adversely affecting the Quarry Companies; or

            (b) the legal inability of Seller to convey, assign and transfer to Purchaser all of the Purchased Assets.

                                   ARTICLE 7
                       CONDITIONS TO SELLER'S OBLIGATIONS

      Each and every obligation of Seller under this Agreement to be performed on or prior to the Closing, shall be subject to the fulfillment, on or prior to the Closing, of each of the following conditions unless and to the extent any such condition is specifically waived in writing by Seller:

      7.1 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties made by Purchaser in or pursuant to this Agreement or given on its behalf hereunder shall be true and correct in all material respects, on and as of the Closing Date.

      7.2 OBLIGATIONS PERFORMED. The Purchaser shall have performed and complied in all material respects with all agreements, conditions and obligations required by this Agreement to be performed or complied with by it prior to or at the Closing.

      7.3 CLOSING DELIVERIES. The Purchaser shall have delivered to Seller each of the following, together with any additional items which Seller may reasonably request to effect the transactions contemplated herein:

            (a) the Purchase Price;

            (b) written consents from all persons and entities whose consent to the transactions contemplated herein is required, and all such consents shall remain in full force and effect at and as of the Closing; and

            (c) any other documents or agreements contemplated hereby and/or necessary or appropriate to consummate the transactions contemplated hereby.

      7.4 LEGALITY. No federal or state statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority which is in effect and has the effect of making the transactions contemplated herein illegal or otherwise prohibiting the consummation of the transactions contemplated herein.

                                   ARTICLE 8
                            MISCELLANEOUS PROVISIONS

      8.1 SEVERABILITY. If any provision of this Agreement is prohibited by the laws of any jurisdiction as those laws apply to this Agreement, that provision shall be ineffective to the extent of such prohibition and/or shall be modified to conform with such laws, without invalidating the remaining provisions hereto.

      8.2 MODIFICATION. This Agreement may not be changed or modified except in writing specifically referring to this Agreement and signed by each of the parties hereto.

      8.3 ASSIGNMENT, SURVIVAL AND BINDING AGREEMENT. This Agreement and the Transaction Documents and the Purchaser's Transaction Documents may not be assigned by the Seller without the prior written consent of Purchaser. The terms and conditions hereof shall survive the Closing as provided herein and shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

      8.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      8.5 NOTICES. All notices, requests, demands, claims or other communications hereunder will be in writing and shall be deemed duly given if personally delivered, sent by a recognized overnight delivery service which guarantees next day delivery ("Overnight Delivery") or mailed by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:

If to Seller:               AmeriCold Logistics, LLC
                            10 Glenlake Parkway, Suite 800
                            Atlanta, Georgia 30328
                            Attn:  Chief Financial Officer
                            Telefax: (678)  441-6852

If to Purchaser:            Vornado Crescent Carthage and KC Quarry L.L.C.
                            c/o Vornado Realty Trust
                            210 Route 4 East
                            Paramus, New Jersey 07652
                            Attn:  Joseph Macnow
                            Telefax: (201) 843-2198

or at such other address as any party hereto notifies the other parties hereof in writing. The parties hereto agree that notices or other communications that are sent in accordance herewith (i) by personal delivery, will be deemed received on the day sent or on the first business day thereafter if not sent on a business day, (ii) by Overnight Delivery, will be deemed received on the first business day immediately following the date sent, and (iii) by U.S. mail, will be deemed received three (3) business days immediately following the date sent. For purposes of this Agreement, a "business day" is a day on which Purchaser is open for business and shall not include a Saturday or Sunday or legal holiday. Notwithstanding anything to the contrary in this Agreement, no action shall be required of the parties hereto except on a business day and in the event an action is required on a day which is not a business day, such action shall be required to be performed on the next succeeding day which is a business day.

      8.6 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement, together with the Exhibits and Schedules attached hereto, constitutes the entire agreement and supersedes any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, is not intended to confer upon any person other than Seller and Purchaser, any rights or remedies hereunder.

      8.7 FURTHER ASSURANCES. The parties to this Agreement agree to execute and deliver, both before and after the Closing, any additional information, documents or agreements contemplated hereby and/or necessary or appropriate to effect and consummate the transactions contemplated hereby. Seller agrees to provide to Purchaser, both before and after the Closing, such information as Purchaser may reasonably request in order to consummate the transactions contemplated hereby and to effect an orderly transition of the Purchased Assets following Closing.

      8.8 GOVERNING LAW AND SUBMISSION TO JURISDICTION. Except as otherwise expressly provided herein, this Agreement shall be governed by and construed under the laws of the State of Delaware without giving effect to otherwise applicable principles of conflicts of laws.

      8.9 PRONOUNS. All personal pronouns in this Agreement, whether used in the masculine, feminine or neuter gender shall include all other genders, and the singular shall include the plural and the plural shall include the singular.

      8.10 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in this Agreement shall survive the Closing for a period of one year and thereafter such representations and warranties shall be null and void with no further force and effect.

                            [Signatures on next page]


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

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                PURCHASER:

                                VORNADO CRESCENT CARTHAGE AND
                                KC QUARRY L.L.C.

                                By: Vornado Carthage and KC Quarries TRS Inc.,
                                    its managing member

                                    By: /s/ Joseph Macnow
                                       -----------------------------------------
                                    Name: Joseph Macnow
                                         ---------------------------------------
                                    Title: Executive Vice President - Finance
                                          --------------------------------------
                                           and Administration
                                          --------------------------------------

                                SELLER:

                                AMERICOLD LOGISTICS, LLC

                                By: /s/ J.C. Daiker
                                   ---------------------------------------------
                                Name: Jonathan C. Daiker
                                     -------------------------------------------
                                Title: Chief Financial Officer
                                      ------------------------------------------


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                         LIST OF SCHEDULES AND EXHIBITS

Exhibit 1.2(a)    Assignment of Membership Interest

Schedule 3.1      Purchase Price Allocation


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